EXHIBIT 23.01



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM




To the Board of Directors
Telzuit Medical Technologies, Inc.
Orlando, Florida


We hereby consent to the use of our report dated September 23, 2005, with respect to the financial statements of Telzuit Medical Technologies, Inc. in the Registration Statement of Telzuit Medical Technologies, Inc. on Form SB-2, Amendment # 3, to be filed on March 14, 2006. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



/s/ Pender Newkirk & Company
----------------------------------
Pender Newkirk & Company
Certified Public Accounts
Tampa, Florida  33602
March 14, 2006

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